[LETTERHEAD OF SOBEL & CO., LLC, CERTIFIED PUBLIC ACCOUNTANTS]







                                                     March 10, 1997







Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549

                  Re: THE BETHLEHEM CORPORATION (THE "COMPANY")

Ladies and Gentlemen:

         Further to Item 304(2) of the Regulation S-B, we have been provided by the Company with a copy of its disclosures contained in the attached Form 8-K regarding our replacement as independent auditors of the Company. We have reviewed the attached Form 8-K and agree with the statements made therein regarding the circumstances of our replacement.


                                        Very truly yours,


                                        /s/ Sobel & Co., LLC
                                        ---------------------------------------
                                        SOBEL & CO., LLC, CERTIFIED
                                        PUBLIC ACCOUNTANTS


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